UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 25, 2009
GILLA INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28107	88-0399260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
112 North Curry Street, Carson City, NV     89703
(Address of principal executive offices)     (Zip Code)
Registrant’s telephone number, including area code 416-884-8807 not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On January 31, 2008, the Company announced the acquisition of Free Mining Company SA (“FMC”) and its 3 year renewable permits to two mineral properties in Cameroon known as “MFOUMOU & SELE” in exchange for an aggregate of 21,240,184 common shares of Gilla representing 76.5% of Gilla’s common stock. Georges Fotso, a resident of Cameroon, the controlling shareholder and President of FMC, was elected as a director of Gilla together with his partner, David Robinson, a resident of Canada. Together with Mr. Mathurin Tchakounte Djekam, a resident of Cameroon, Messrs Fotso and Robinson received 21,240,184 common shares of Gilla Inc. in exchange for all the shares of FMC.
     On January 30th, 2008, Mr. Georges Fotso and Mr. David Robinson resigned from the board of Gilla Inc. and Mr Fotso resigned from the board of FMC.
     On June 8th, 2009, Gilla was advised by its attorney in Cameroon that the expiration permits for MFOUMOU & SELE were, on Mr. Fotso’s recommendation to the Ministry of Mines, withdrawn from FMC.
     On June 8, 2009, the Company board of directors has voted for the cancellation of all the shares issued to Messrs Fotso, Djekam and Robinson and intends to demand reimbursement of all fees and expenses incurred in relation to the Cameroon permits as well as adequate compensation for damages.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILLA INC.
Date: June 26, 2009	By:	/s/ Georges Benarroch
Georges Benarroch, President

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